Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Liz Harris
Vice President, Communications
Office: (502) 636-4474
Liz@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2009 RESULTS

•	2009 Net Revenues From Continuing Operations Grow 2 Percent Year-Over-Year, Driven by Online Business and Gaming Segment Gains

•	2009 EBITDA Decreases $14.7 million Due Primarily to the Recognition of $17.2 million of Hurricane Insurance Recoveries During 2008

•	New Calder Casino and Anticipated Closing of the Youbet.com Merger Transaction Expected to Result in Continued Growth in 2010

LOUISVILLE, Ky. (Tuesday, March 2, 2010) – Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN), today reported results for the fourth quarter and year-ended Dec. 31, 2009.

For the full year, net revenues from continuing operations grew to $439.7 million, a 2 percent increase from the prior year total of $430.6 million. Total EBITDA (earnings before interest, taxes, depreciation and amortization) decreased $14.7 million from $80.2 million for the year-ended Dec. 31, 2008 to $65.5 million for the year-ended Dec. 31, 2009 and was primarily the result of the recognition of $17.2 million of hurricane insurance recoveries during the year-ended Dec. 31, 2008.

Net earnings from continuing operations totaled $17.7 million for the year-ended Dec. 31, 2009, or $1.27 per diluted common share, down from $2.09 per diluted common share in 2008. The decline was caused primarily by the decline in EBITDA, including the recognition of $17.2 million in hurricane insurance recoveries recorded in 2008. Additionally, our effective income tax rate increased from 41% in 2008 to 49% in 2009. The 2009 effective income tax rate reflects the impact of $2.3 million of income tax expense related to proposed adjustments resulting from an Internal Revenue Service audit of income tax returns of the years 2004-2007.

Net revenues from continuing operations for the fourth quarter of 2009 were $85.0 million, down 1 percent from the previous year’s total of $85.9 million. We experienced negative EBITDA of $1.9 million for the fourth quarter of 2009, which represents a decline of $4.2 million compared to positive EBITDA of $2.3 million experienced during the fourth quarter of 2008. Racing segment EBITDA accounted for $2.1 million of the decline while Gaming segment EBITDA declined $2.2 million, primarily as the result of approximately $1.8 million in pre-opening costs related to the new Calder Casino, which opened Jan. 22, 2010. Online Business EBITDA increased by $0.3 million. Legal and other professional fees related to the Youbet.com merger transaction, various bankruptcies across the U.S.

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

Thoroughbred industry, and litigation surrounding the Illinois Horse Racing Equity Trust Fund, also referred to as the “Molaro Bill”, totaled approximately $1.4 million and negatively affected EBITDA during the fourth quarter of 2009.

For the fourth quarter, the net loss from continuing operations per diluted common share increased from $0.26 in the fourth quarter of 2008 to $0.51 in the fourth quarter of 2009. The EBITDA decline described above was the primary factor in the year-over-year increase in the fourth quarter loss per diluted common share.

During the quarter we received approximately $24.0 million in “Molaro Bill” funds. Of this amount, approximately $10.4 million is due to CDI and $13.6 million will be deposited into the Arlington Park purse account. Because of a court order, these funds have been deposited into an escrow account and they appear on our balance sheet as restricted cash, but have not yet been recognized as revenues.

President and Chief Executive Officer Robert L. Evans said CDI’s 2009 financial results demonstrated the value of the CDI’s increasingly diversified business. “Despite the economic recession and very challenging conditions in the U.S. Thoroughbred industry, we were able to grow revenues in 2009,” said Evans. “Since 2006 we have increased revenues in each of the last three years at a compound annual growth rate of 5%, after taking acquisitions into account.” he added.

“CDI is making significant investments in our Racing business, though it is proving increasingly difficult to generate an acceptable return on those investments,” said Evans. “We are converting the live racing video at all of our racetracks to high-definition format. We are currently installing track lights to support night racing programs at Churchill Downs Racetrack. We have taken a leadership position on improving racing safety and have now completed full safety accreditation of all four racetracks by the NTRA Safety & Integrity Alliance. We are also funding the televising of three weekends of Kentucky Derby prep races this spring on NBC Universal’s networks. These initiatives, plus others, represent over $10 million in new investments in our Racing Operations.”

“Our anticipated growth in 2010 is likely to be driven by the new Calder Casino, which opened on-time and on-budget on Jan. 22 of this year, and the expected completion of the merger with Youbet.com that we announced on Nov. 11 of last year,” said Evans. “We currently expect the Youbet.com transaction to close in the second quarter of 2010.”

A conference call regarding this news release is scheduled for Wednesday, March 3, 2010 at 9 a.m. ET. Investors and other interested parties may listen to the conference call by accessing the online, real-time webcast of the call at www.ChurchillDownsIncorporated.com or www.OpenCompany.Info as well as on the Yahoo Finance Calendar, or by dialing toll-free: 877-815-1625 or, if dialing internationally, using the toll number 973-796-5004 at least 10 minutes before the appointed time. The conference ID number for this call is 59009855. The online replay will be available within 90 minutes from the conclusion of the conference call, and continue for a year. A copy of CDI’s news release announcing quarterly and year-end results and relevant financial and statistical information about the period will be posted to the CDI website: www.ChurchillDownsIncorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), CDI has provided a non-GAAP measurement, which presents a financial measure

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. CDI believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP. A reconciliation of EBITDA to net earnings is included in the Supplemental Information by Operating Unit table within this news release.

Churchill Downs Incorporated (“CDI”), headquartered in Louisville, Ky., owns and operates four world renowned Thoroughbred racing facilities: Arlington Park in Illinois, Calder Casino and Race Course in Florida, Churchill Downs Race Track in Kentucky and Fair Grounds Race Course & Slots in Louisiana. CDI operates slots and gaming operations in Louisiana and Florida. CDI tracks are host to North America’s most prestigious races, including the Arlington Million, the Kentucky Derby and the Kentucky Oaks, the Louisiana Derby and the Princess Rooney, along with hosting the Breeders’ Cup World Championships for a record seventh time on Nov. 5-6, 2010. CDI also owns off-track betting facilities, TwinSpires.com and other advance-deposit wagering channels, television production, telecommunications and racing service companies such as BRIS and a 50-percent interest in the national cable and satellite network, HorseRacing TV, which supports CDI’s network of simulcasting and racing operations. CDI’s Entertainment Group produces the HullabaLOU Music Festival at Churchill Downs Racetrack, which premieres on Jul. 23-25, 2010. CDI trades on the NASDAQ Global Select Market under the symbol CHDN and can be found at www.ChurchillDownsIncorporated.com

Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Annual Report on Form 10-K are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our permanent slot facility in Louisiana and permanent slot facility in Florida; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with a pending lawsuit in federal court in the Western District of Kentucky styled Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case #08-CV-225-S; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on the sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the three months ended December 31, 2009 and 2008

(In thousands, except per share data)

	Three Months Ended December 31,
	2009	2008	% Change
Net revenues	$85,031	$85,945	(1)
Operating expenses	81,458	78,123	4
Selling, general and administrative expenses	13,427	13,001	3

Operating income	(9,854)	(5,179)	(90)

Other income (expense):
Interest income	116	134	(13)
Interest expense	(885)	(659)	(34)
Equity in loss of unconsolidated investments	(319)	(407)	22
Miscellaneous, net	462	529	(13)

	(626)	(403)	(55)

Loss from continuing operations before benefit for income taxes	(10,480)	(5,582)	(88)
Income tax benefit	3,588	2,116	70

Net loss from continuing operations	(6,892)	(3,466)	(99)
Discontinued operations, net of income taxes:
Earnings (loss) from operations	10	(607)	F

Net loss	$(6,882)	$(4,073)	(69)

Net loss per common share data:
Basic
Net loss from continuing operations	$(0.51)	$(0.26)	(96)
Discontinued operations	—	(0.04)	F

Net loss	$(0.51)	$(0.30)	(70)

Diluted
Net loss from continuing operations	$(0.51)	$(0.26)	(96)
Discontinued operations	—	(0.04)	F

Net loss	$(0.51)	$(0.30)	(70)

Weighted average shares outstanding:
Basic	13,599	13,561
Diluted	13,599	13,561

NM: Not meaningful	U: > 100% unfavorable	F: > 100% favorable

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the years ended December 31, 2009 and 2008

(In thousands, except per share data)

	Year Ended December 31,
	2009	2008	% Change
Net revenues	$439,701	$430,566	2
Operating expenses	354,014	344,278	3
Selling, general and administrative expenses	50,954	50,709	—
Insurance recoveries, net of losses	—	(17,200)	U

Operating income	34,733	52,779	(34)

Other income (expense):
Interest income	896	612	46
Interest expense	(1,657)	(2,198)	25
Equity in loss of unconsolidated investments	(960)	(3,047)	68
Miscellaneous, net	1,504	1,654	(9)

	(217)	(2,979)	93

Earnings from continuing operations before provision for income taxes	34,516	49,800	(31)
Income tax provision	(16,835)	(20,652)	18

Net earnings from continuing operations	17,681	29,148	(39)
Discontinued operations, net of income taxes:
Loss from operations	(853)	(599)	(42)

Net earnings	$16,828	$28,549	(41)

Net earnings per common share data:
Basic
Net earnings from continuing operations	$1.28	$2.10	(39)
Discontinued operations	(0.06)	(0.04)	(50)

Net earnings	$1.22	$2.06	(41)

Diluted
Net earnings from continuing operations	$1.27	$2.09	(39)
Discontinued operations	(0.06)	(0.04)	(50)

Net earnings	$1.21	$2.05	(41)

Weighted average shares outstanding:
Basic	13,582	13,541
Diluted	14,040	14,017

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended December 31, 2009, and 2008

(In thousands)

	Three Months Ended December 31,
	2009	2008	% Change
Net revenues from external customers:
Churchill Downs	$14,327	$16,283	(12)
Arlington Park	6,811	6,478	5
Calder	22,052	23,780	(7)
Fair Grounds	10,640	12,978	(18)

Total Racing Operations	53,830	59,519	(10)
Online Business	16,061	11,163	44
Gaming	14,928	14,853	1
Other Investments	196	374	(48)
Corporate	16	36	(56)

Net revenues from external customers	$85,031	$85,945	(1)

Intercompany net revenues:
Churchill Downs	$699	$362	93
Arlington Park	324	196	65
Calder	405	395	3
Fair Grounds	278	309	(10)

Total Racing Operations	1,706	1,262	35
Online Business	141	—	NM
Other Investments	675	681	(1)
Eliminations	(2,522)	(1,943)	(30)

Intercompany net revenues	$—	$—	—

Segment EBITDA and net loss:
Racing Operations	$(6,155)	$(4,041)	(52)
Online Business	2,182	1,880	16
Gaming	2,886	5,090	(43)
Other Investments	447	574	(22)
Corporate	(1,214)	(1,159)	(5)

Total EBITDA	(1,854)	2,344	U
Depreciation and amortization	(7,857)	(7,401)	(6)
Interest income (expense), net	(769)	(525)	(46)
Income tax benefit	3,588	2,116	70

Net loss from continuing operations	(6,892)	(3,466)	(99)
Discontinued operations, net of income taxes	10	(607)	F

Net loss	$(6,882)	$(4,073)	(69)

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the years ended December 31, 2009, and 2008

(In thousands)

	Year Ended December 31,
	2009	2008	% Change
Net revenues from external customers:
Churchill Downs	$110,045	$118,033	(7)
Arlington Park	82,148	83,928	(2)
Calder	66,347	69,698	(5)
Fair Grounds	45,902	52,277	(12)

Total Racing Operations	304,442	323,936	(6)
Online Business	70,891	53,959	31
Gaming	62,296	50,648	23
Other Investments	1,516	1,464	4
Corporate	556	559	(1)

Net revenues from external customers	$439,701	$430,566	2

Intercompany net revenues:
Churchill Downs	$3,137	$1,985	58
Arlington Park	1,961	1,840	7
Calder	1,148	988	16
Fair Grounds	869	1,242	(30)

Total Racing Operations	7,115	6,055	18
Online Business	589	—	NM
Other Investments	1,961	1,951	1
Eliminations	(9,665)	(8,006)	(21)

Intercompany net revenues	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$35,019	$57,107	(39)
Online Business	13,949	6,306	F
Gaming	18,287	18,918	(3)
Other Investments	2,098	1,647	27
Corporate	(3,820)	(3,745)	(2)

Total EBITDA	65,533	80,233	(18)
Depreciation and amortization	(30,256)	(28,847)	(5)
Interest income (expense), net	(761)	(1,586)	52
Income tax expense	(16,835)	(20,652)	18

Net earnings from continuing operations	17,681	29,148	(39)
Discontinued operations, net of income taxes	(853)	(599)	(42)

Net earnings	$16,828	$28,549	(41)

- MORE -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$13,643	$12,658
Restricted cash	35,125	13,738
Accounts receivable, net	33,446	40,909
Deferred income taxes	6,408	5,900
Income taxes receivable	—	16,895
Other current assets	16,003	10,362

Total current assets	104,625	100,462

Property and equipment, net	458,222	375,418
Goodwill	115,349	115,349
Other intangible assets, net	34,329	32,939
Other assets	12,877	13,499

Total assets	$725,402	$637,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,772	$40,745
Purses payable	11,857	11,301
Accrued expenses	46,603	43,386
Dividends payable	6,777	6,767
Deferred revenue	30,972	28,178
Income taxes payable	1,997	—
Deferred riverboat subsidy	23,965	—
Note payable, related party	24,043	—

Total current liabilities	184,986	130,377

Long-term debt	71,132	43,140
Convertible note payable, related party	14,655	14,234
Other liabilities	19,137	18,223
Deferred revenue	16,720	18,296
Deferred income taxes	11,750	19,506

Total liabilities	318,380	243,776

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 13,684 shares and 13,689 shares issued at December 31, 2009 and 2008, respectively	145,423	142,327
Retained earnings	261,599	251,564

Total shareholders’ equity	407,022	393,891

Total liabilities and shareholders’ equity	$725,402	$637,667

- END -

700 Central Avenue  —  Louisville, KY 40208  —  (502) 636-4400  —  www.churchilldownsincorporated.com